 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 20, 2020

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On July 20, 2020, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), 800-Flowers, Inc., a wholly owned subsidiary of the Company and a New York corporation (the “Purchaser”), PersonalizationMall.com, LLC, a Delaware limited liability company (“Personalization Mall”), and Bed Bath & Beyond Inc., a New York corporation (“Seller”), entered into an amendment (the “Amendment”) to that certain Equity Purchase Agreement dated  as of February 14, 2020, by and among the Company, the Purchaser, Personalization Mall, and Seller (the “Purchase Agreement”).  The Amendment reflects, among other things, an amended purchase price of $245 million (subject to certain working capital and other adjustments).  The parties anticipate the transaction to close on or before August 3, 2020, subject to customary closing conditions.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  Additional information and details of the Purchase Agreement were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 18, 2020 and any description of the Purchase Agreement is qualified in its entirety by reference to the complete copy of the Purchase Agreement which was included as Exhibit 2.1 in such Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01  Other Events.

On July 21, 2020, the Company issued a press release announcing the execution of a settlement agreement with respect to the litigation relating to the previously announced acquisition of Personalization Mall and the amended purchase price described in the Amendment.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Equity Purchase Agreement, dated July 20, 2020.*
99.1	Press Release dated July 21, 2020.
* This filing excludes exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon its request.

Special Note Regarding Forward-Looking Statements:

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve the expected results of Personalization Mall; its ability to successfully integrate the acquired businesses and assets; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and the impact of the Covid-19 pandemic on the Company and Personalization Mall. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this report or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer

Date:    July 22, 2020